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                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-42933, 33-76408, 33-76410, 33-76412 and 333-05431) of
Cambridge NeuroScience, Inc. of our report dated February 12, 1998, except for
Note I as to which date is March 9, 1998, with respect to the consolidated financial statements of Cambridge NeuroScience, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP


Boston, Massachusetts
March 25, 1998